Exhibit 99.1

Combined Financial Statements and Report of Independent Certified Public Accountants

Efmark Deployment I, Inc. d/b/a EDC and EDC ATM Subsidiary, LLC

December 31, 2010

Audit–Tax–Advisory
Grant Thornton LLP
One California Street, Suite 2300
San Francisco, CA 94111-5424

T 415.986.3900
F 415.986.3916
www.GrantThornton.com

Report of Independent Certified Public Accountants

The Board of Directors
EFMARK Deployment I, Inc.
d/b/a EDC and EDC ATM Subsidiary, LLC

We have audited the accompanying combined balance sheet of EFMARK Deployment I, Inc. d/b/a EDC and EDC ATM Subsidiary, LLC (the “Company”) as of December 31, 2010, and the related combined statements of operations, changes in equity, and cash flows for the year then ended. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EFMARK Deployment I, Inc. d/b/a EDC and EDC ATM Subsidiary, LLC as of December 31, 2010, and results of their operations and cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Grant Thornton LLP

San Francisco, California
April 29, 2011

     Efmark Deployment I, Inc.

d/b/a EDC and EDC ATM Subsidiary, LLC

COMBINED BALANCE SHEET

December 31, 2010

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,406,717
Accounts receivable
Trade	605,315
Other	1,282,589
Inventory	167,788
Due from affiliate	1,000,000
Prepaid expenses	1,944,902
Total current assets	7,407,311

Property and equipment:
Property and equipment	27,025,177
Less accumulated depreciation and amortization	(17,940,796)
Net property and equipment	9,084,381

Other assets:
Goodwill	40,198,815
Customer contracts, net	3,623,639
Deferred financing costs, net	698,638
Deposits	12,806
Total other assets	44,533,898

Total assets	$61,025,590

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Current portion of long-term debt	$3,350,000
Accounts payable	5,028,189
Other accrued expenses	3,370,984
Income taxes payable	132,229
Total current liabilities	11,881,402

Long-term debt, less current portion	35,933,219
Deferred income taxes	10,027,069
Total liabilities	57,841,690

Equity:
Common stock, $0.001 par value, 90,000 shares authorized, issued, and outstanding	900
Paid-in-capital	24,994,187
Accumulated retained earnings	14,890,540
Member's deficit	(36,701,727)
Total equity	3,183,900

Total liabilities and equity	$61,025,590

The accompanying notes are an integral part of these combined financial statements.

Efmark Deployment I, Inc.
d/b/a EDC and EDC ATM Subsidiary, LLC

COMBINED STATEMENT OF OPERATIONS

Year Ended December 31, 2010

Net sales	$51,667,541
Cost of sales	37,564,170
Gross profit	14,103,371
Operating expenses	12,823,869
Income from operations	1,279,502
Other Income (expense)
Loss on the sale of property and equipment	(841,002)
Interest income	458
Interest expense	(4,881,048)
Total other income (expense)	(5,721,592)
Loss from continuing operations before benefit from income taxes	(4,442,090)
Benefit from income taxes	5,091,497
Net income from continuing operations	649,407
Loss from discontinued operations, net of income taxes	(7,789,181)
Net Loss	$(7,139,774)
The accompanying notes are an integral part of these combined financial statements.

Efmark Deployment I, Inc.
d/b/a EDC and EDC ATM Subsidiary, LLC

COMBINED STATEMENT OF CHANGES IN EQUITY

For the Year Ended December 31, 2010

	Common Stock		Additional	Retained Earnings
	Shares	Amount	Paid-In Capital	(Accumulated Deficit)	Members' Deficit	Total Equity (Deficit)
Balances at January 1, 2010	90,000	$900	$33,325,145	$(1,231,602)	$(22,865,183)	$9,229,260
Prior period adjustments - see Note 2	-	-	(12,132,821)	9,425,372	-	(2,707,449)
Balances at January 1, 2010, as restated	90,000	900	21,192,324	8,193,770	(22,865,183)	6,521,811
Capital contribution	-	-	3,600,000	-	-	3,600,000
Net income (loss)	-	-	-	6,696,770	(13,836,544)	(7,139,774)
Stock based compensation	-	-	201,863	-	-	201,863
Balances at December 31, 2010	90,000	$900	$24,994,187	$14,890,540	$(36,701,727)	$3,183,900
The accompanying notes are an integral part of these combined financial statements.

Efmark Deployment I, Inc.
d/b/a EDC and EDC ATM Subsidiary, LLC

COMBINED STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2010

Cash flows from operating activities:
Net loss	$(7,139,774)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization expense	12,624,095
Write-off of intangibles	1,263,544
Loss on sale of assets	2,055,892
Stock-based compensation	201,863
Deferred income taxes	(4,235,715)
Amortization of debt issuance costs	330,828
Interest paid in kind	710,868
Changes in operating assets and liabilities
Accounts receivable	(759,422)
Inventory	899,878
Prepaid expenses	(1,224,275)
Accounts payable	687,134
Accrued liabilities	1,740,629
Income tax payable	109,082

Net cash provided by operating activities	7,264,627

Cash flows from investing activities:
Purchases of property and equipment	(6,866,596)
Net cash used in investing activities	(6,866,596)

Cash flows from financing activities:
Contributing capital	3,600,000
Proceeds from issuance of long-term debt	1,000,000
Principal payments of long-term debt	(6,706,788)
Net cash used in financing activities	(2,106,788)

Net decrease in cash and cash equivalents	(1,708,757)

Cash and cash equivalents at beginning of year	4,115,474

Cash and cash equivalents at end of year	$2,406,717

Supplemental disclosures of cash flow information:
Cash paid for interest	$3,946,255
Cash paid for taxes	$189,042

The accompanying notes are an integral part of these combined financial statements.

NOTE 1 – THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business and Basis of Presentation

EFMARK Deployment I, Inc. d/b/a EDC (the “Corporation”) and EDC ATM Subsidiary, LLC (the “LLC”) deploy and operate ATM equipment in retail locations throughout the United States. Prior to April 2010, EDC ATM Subsidiary, LLC deployed state of the art check cashing solutions for the tax preparation industry at various locations throughout the United States.

The following is a summary of the significant accounting policies of the Company (the “Company”):

Principles of Combination and Presentation

EDC Holding Company, LLC owns 100% of the Corporation and 22.77% of the LLC. The Corporation owns the remaining 77.23% of the LLC. The combined financial statements are prepared due to common ownership and are prepared as a single entity.

The combined financial statements include the following companies:

  EFMARK Deployment I, Inc. d/b/a EDC
  EDC ATM Subsidiary, LLC

All intercompany accounts and transactions have been eliminated. The LLC has a guaranteed payment to the Corporation in the amount of 7.28% of the average Unreturned Capital. This amount was $1,474,940 for the year ended December 31, 2010 which eliminates in combination. The allocation of profit/losses and distributions are done in accordance with provisions of the amended and restated Operating Agreement.

During the year, the Company ceased the operations of its check cashing business (“BVIG”). Accordingly, the income and expenses from BVIG are disclosed separately as discontinued operations. All assets of were disposed of or impaired prior to December 31, 2010.

Revenue Recognition

The Company has three distinct revenue sources: surcharge revenue, interchange revenue and branding revenue. Surcharge and interchange revenues are recognized upon the completion of financial transactions from third party users. These transactions typically occur on a daily basis. Branding revenues relate to payments received from various financial institutions for the right to place their logo/brand on the Company’s ATMs. Branding revenues are contracted for and earned on a monthly basis over the term of the related agreement.

Cash and Cash Equivalents

Cash and cash equivalents are defined as currency on hand, in demand deposits, and short-term highly liquid investments readily convertible to cash with a maturity of less than three months when acquired.

NOTE 1 – THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear interest. Management determines the allowance based on historical write-off experience and specific knowledge of the customer base.

Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. Accounts are considered delinquent when the account is not paid within the terms specified for each customer. There was no allowance for uncollectible accounts recorded at December 31, 2010.

Inventories

Inventories are stated at the lower of cost (first-in, first-out method) or market.

Property and Equipment

Property and equipment consists of ATM equipment, computer equipment, software, and furniture which are stated at cost. Depreciation and amortization are computed using the straight-line method for financial reporting and accelerated methods for tax purposes over the following estimated useful lives:

Years
Furniture	7
ATM equipment	5
Computer equipment	3-5

Goodwill and Other Intangible Assets

Goodwill represents the excess of costs over fair value of assets of businesses acquired. The Company follows the provisions of the Financial Accounting Standards Board (the “FASB”), under which goodwill and intangible assets acquired in a purchase business combination and determined to have an indefinite useful life are not amortized, but instead, are tested for impairment at least annually. Intangible assets with estimable useful lives are amortized over their respective estimated useful lives to their estimated residual values.

There was a decrease in the carrying amount of goodwill for the year ended December 31, 2010 due to impairment related to discontinued operations. In addition, as disclosed in Note 2, the goodwill balance was adjusted for a prior period error.

NOTE 1 – THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Impairment of Long-Lived Assets

In accordance with the provisions of FASB, long-lived assets, such as property and equipment and purchased intangibles subject to amortization, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized as the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the balance sheet and reported at the lower of the carrying amount or fair value less costs to sell, and are no longer depreciated. The assets and liabilities of a disposal group classified as held for sale would be presented separately in the appropriate asset and liability sections of the balance sheet. No impairment charge was necessary for the period.

Stock-Based Compensation

The fair value of common stock options granted during the year ended December 31, 2010 was estimated on the date of grant using the Black-Scholes-Merton option pricing model based on the weighted-average assumptions in the table below:

2010
Expected term (years)	6.25
Risk-free interest rate	2.70%
Weighted-average volatility	51%
Weighted-average grant-date fair value per share	$7.65

The expected term of the options is based on the simplified method for the options with a term of 10 years, and vesting in four years. The risk-free interest rate is based on the U.S. Treasury rates at the date of grant with maturity dates approximately equal to the expected life at the grant date. Volatility for common options is based on the historical volatility of several public entities that are similar to the Company as the Company does not have sufficient historical transactions of its own shares on which to base expected volatility.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 1 – THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Income Taxes

Effective July 14, 2006, the Corporation is treated as a C corporation for income tax purposes and is taxable on the income earned by the Corporation directly as well as on the income allocated from the LLC. The LLC is generally taxed as a partnership for federal and state tax purposes. Accordingly, it is generally not subject to income taxes as the income tax is the responsibility of the members.

Differences between the financial statement income (loss) and taxable income (loss) allocated from the LLC to the Corporation creates deferred taxes at the Corporation level. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled. Deferred tax assets and liabilities are recognized using tax rates applicable when future tax return consequences of those differences are expected to occur. Deferred taxes are also recognized for operating losses and tax credits that are available to offset future taxable income. Deferred tax assets are reduced by a valuation allowance if it is more-likely-than-not that a portion of the deferred tax asset will not be realized.

During the fiscal year ended December 31, 2009, the Company adopted the FASB’s income tax topic -Accounting for Uncertainty in Income Tax Positions. Under the guidance, the Company records income tax benefits in its financial statements from a tax position only if it meets a recognition threshold of more-likely-than-not to be sustained upon examination. For a tax position that has met the more-likely-than-not recognition threshold, the amount of income tax benefit for the position is then measured at the maximum benefit that is expected at a cumulative probability occurring more than 50% considering the Company and the relevant tax authority will effectively settle on the position in given facts and circumstances surrounding the position.

The Company records interest and penalties, if any, related to unrecognized tax benefits as income tax expenses.

Fair Value Measurements

Fair value is the amount that would be received to sell an asset, or paid to transfer a liability, in an orderly transaction between market participants at the measurement date. The Company uses a three-level hierarchy for fair value measurements based upon the transparency of inputs to the valuation of the asset or liability as of the measurement date. Instruments with readily available actively quoted prices, or for which fair value can be measured from actively quoted prices in an orderly market, will generally have a higher degree of market price transparency and a lesser degree of judgment used in measuring fair value.

The valuation hierarchy is based upon the transparency of inputs to the valuation of an asset or liability as of the measurement date. The three levels are defined as follows:

Level 1 – Inputs are quoted price in active markets for identical assets or liabilities as of the measurement date. The types of instruments which would generally be included in Level 1 include listed equity securities.

NOTE 1 – THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Fair Value Measurements (continued)

Level 2 – Inputs are observable for the asset or liability, either directly or indirectly, as of the measurement date, but are other than quoted prices in active markets as in Level 1. The types of instruments which would generally be included in this category include unlisted derivative financial instruments and fixed income investments.

Level 3 – Inputs are unobservable for the instrument and include situations where there is little, if any, market activity for the instrument. The inputs into the determination of fair value require significant judgment or estimation by the reporting entity. The types of instruments which would generally be included in this category include privately held investments, partnership interests and similar interests, and beneficial interests in trusts held by others.

The Company did not have any nonfinancial assets recorded at fair value at December 31, 2010.

Subsequent Events

Subsequent events are events or transactions that occur after the balance sheet date but before financial statements are issued or are available to be issued. These events and transactions either provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing financial statements (that is, recognized subsequent events), or provide evidence about conditions that did not exist at the date of the balance sheet but arose after that date (that is, non-recognized subsequent events).

The Company has evaluated subsequent events through April 29, 2011, which was the date that these financial statements were available for issuance, and determined that there were no significant non-recognized subsequent events through that date.

Recent Accounting Pronouncements

In December 2010, the FASB issued ASU 2010-28, When to Perform Step 2 of the Goodwill Impairment Test for Reporting Units with Zero or Negative Carrying Amounts – a consensus of the FASB Emerging Issues Task Force, which amends ASC 350, Intangibles – Goodwill and Other, to modify goodwill impairment testing for reporting units with a zero or negative carrying amount. Under the amended guidance, an entity must consider whether it is more likely than not that a goodwill impairment exists for reporting units with a zero or negative carrying amount. If it is more likely than not that a goodwill impairment exists, the second step of the goodwill impairment test in ASC 350-20-35 must be performed to measure the amount of goodwill impairment loss, if any. This new guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2011. The adoption of this amendment is not expected to have a material impact on the Company’s combined financial statements.

NOTE 2 – RESTATEMENT

Due to errors in previous financial statements, the Company has restated the beginning balances of goodwill, deferred tax assets, deferred tax liabilities, accumulated deficit and additional paid-in capital as of January 1, 2010.

In connection with the preparation of its 2010 financial statements, the Company determined that it had: 1) failed to correctly record deferred taxes and goodwill, in connection with an acquisition in 2006, in the amount of $13,138,962. The deferred taxes are amortized over the life of the underlying asset resulting in a change to the accumulated deficit of $9,425,372; 2) failed to record a deferred tax liability, on a transaction in 2008 when certain assets and liabilities were transferred from Corporation to LLC, in the amount of $12,132,821. The transfer is considered an investment and the error decreases additional paid-in capital by the same amount.

The effect of the restatements on the combined balance sheet as of December 31, 2009 is presented in the following table. The cumulative after-tax effect of the restatement adjustments for all prior years increased the 2010 beginning accumulated deficit by $9,425,372.

	As
	Originally
	Reported	Restatement	Revised
	12/31/09	Adjustments	12/31/09
Combined Balance Sheet:
Assets
Goodwill	$27,879,569	$13,138,962	$41,018,531
Deferred tax asset	1,583,627	(1,583,627)	-
Total assets	59,502,956	11,555,335	71,058,291
Liabilities
Deferred tax liability	-	14,262,784	14,262,784
Total liabilities	50,273,696	14,262,784	64,536,480
Stockholders’ equity
Additional paid-in capital	33,325,145	(12,132,821)	21,192,324
Accumulated deficit	(24,096,785)	9,425,372	(14,671,413)
Total stockholders’ equity	9,229,260	(2,707,449)	6,521,811
Total liabilities and stockholders’ equity	59,502,956	11,555,335	71,058,291

The impact on prior year net loss would have been a reduction of the loss by $6,112,008.

NOTE 3 – PROPERTY AND EQUIPMENT

A summary of property and equipment at December 31, 2010 follows:

Furniture			$52,025
ATM equipment			25,629,667
Computer equipment			1,343,485
Subtotal			27,025,177
Less accumulated depreciation and amortization			(17,940,796)
Net property and equipment			$9,084,381

NOTE 4 – INTANGIBLE ASSETS

Following is a summary of intangibles other than goodwill as of December 31, 2010:

Customer contracts			$40,430,806
Deferred financing cost			1,724,996
Less accumulated amortization			(37,833,525)
Net intangibles			$4,322,277

Amortization expense for the year ended December 31, 2010 was $9,104,591. Estimated amortization expense for the next three years is as follows:

2011	$3,953,000
2012	330,827
2013	38,450
$4,322,277

During the year, the company ceased the operations of BVIG and wrote off the goodwill related to BVIG.

Goodwill at December 31, 2009, as restated	$41,018,531
Goodwill related to discontinued operations	(819,716)
Goodwill at December 31, 2010	$40,198,815

NOTE 5 – LONG-TERM DEBT

Long-term debt consists of the following:

Term note to ING Capital LLC, secured by substantially all of the Company's assets, due in quarterly principal payments of $800,000 plus interest at LIBOR with a floor of 2.25% (2.25% at December 31, 2010) plus 4.5%. The note expires on October 3, 2012.	$6,043,212

Term note to ING Capital LLC, secured by substantially all of the Company's assets, due in quarterly principal payments of $37,500 plus interest at LIBOR with a floor of 2.25% (2.25% at December 31, 2010) plus 5.0%. The note expires on October 3, 2013.	14,512,500

NOTE 5 – LONG-TERM DEBT (continued)

Term note to Crystal Capital, secured by substantially all of the Company's assets. The principal balance of $6,000,000 is due on October 3, 2013 as a balloon payment. Interest at LIBOR with a floor of 3.0% plus 12.15% shall be payable quarterly in arrears. In addition, the Company is required to pay payment in kind (“PIK”) interest at a rate of 4.50%, by capitalizing such interest and adding the same to the then outstanding principal amount of the loan. The amount of PIK interest added to principal for the year ended December 31, 2010 was $411,003. The PIK interest is due on April 3, 2014.	$6,411,003

Term note to Crystal Capital, secured by substantially all of the Company's assets. The principal balance of $9,000,000 is due on October 3, 2013 as a balloon payment. Interest at LIBOR with a floor of 3.0% plus 12.15% shall be payable quarterly in arrears. In addition, the Company is required to pay (PIK) interest at a rate of 4.50%, by capitalizing such interest and adding the same to the then outstanding principal amount of the loan. The amount of PIK interest added to principal for the year ended December 31, 2010 was $616,504. The PIK interest is due on April 3, 2014.	9,616,504

Revolving line of credit with ING Capital LLC in the amount of $5,000,000, secured by substantially all the Company's assets, bearing interest at the LIBOR rate with a floor of 2.25% (2.25% at December 31, 2010) plus 4.5%, interest paid monthly, with principal due October 3, 2012.	2,700,000

Subtotal	39,283,219
Less current maturities	3,350,000
Total long-term debt	$35,933,219

Maturities of long-term debt are as following:
2011	$3,350,000
2012	5,693,212
2013	29,212,500
2014	1,027,507
$39,283,219

All debt agreements above contain provisions requiring maintenance of certain financial and nonfinancial covenants. At December 31, 2010, the Company was in compliance with its covenants.

NOTE 6 –EQUITY

Common Stock

The Corporation is authorized to issue up to 90,000 shares of common stock at $.001 par value. There were 90,000 shares issued and outstanding as of December 31, 2010.

Members Units

The LLC has two types of members, Class A and Class B, which are authorized by the amended and restated operating agreement. Allocation of income, losses, and distributions is dependent on member class and is determined based on capital accounts as defined by the operating agreement.

Stock Option Plans

Effective January 1, 2010, the Board of Managers (the “Board”) adopted and approved the EDC Holding Company, LLC 2010 Unit Option Plan (the “2010 Plan”). Under the 2010 Plan, the Company can grant incentive stock options to employees, consultants and nonemployee directors. Each option equates to a single unit. A unit represents an interest in the value of the parent company (i.e. 1 unit out of a total of 100 units represents a 1% ownership interest). The units issued are deemed capital contributions by the parent to the Company. The maximum number of units which may be optioned and sold under the 2010 Plan shall not, at any point in time, exceed 3.5% of the outstanding units of the Company. As of December 31, 2010, there were 3,000,577 units outstanding, equating to approximately 105,000 options available for issuance, of which 100,804 had been issued. The exercise price for each of these options is $6.21. The options vest ratably over four years and expire ten years from the date of grant. The Company recognizes compensation costs for these options on a straight-line basis over the requisite service period. As of December 31, 2010, the Company recorded $201,863 as stock-based compensation expense related to the options issued in the 2010 Plan. As of December 31, 2010, the Company had approximately $581,000 of total unrecognized compensation cost related to unvested awards granted under the Company’s stock-based compensation plan that the Company expects to recognize over a weighted-average remaining period of three years. The weighted-average grant-date fair value of options granted during the year ended December 31, 2010 was $6.21.

As part of the 2010 Plan, common stock options were modified for one of the Company’s employees. Specifically, the modifications reduced the exercise price for certain stock options from $27.02 to $6.21 per share. Total incremental compensation cost resulting from the modifications was $11,877 for the year ended December 31, 2010.

Information regarding options outstanding as of December 31, 2010 was as follows:

	Options Outstanding			Options Exercisable
Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life (Years)	Weighted Average Exercise Price	Weighted Average Number Exercisable	Weighted Average Exercise Price
$6.21	100,804	9	$6.21	25,201	$6.21

NOTE 6 – EQUITY (continued)

The following tables reflect the activity under the Company’s stock option plans during the year ended December 31, 2010:

	Common Stock Options	Weighted Average Exercise Price

Balance, December 31, 2009	5,814	$27.02
Granted	100,804	$6.21
Exercised	-	$-
Cancelled	5,814	$27.02
Balance, December 31, 2010	100,804	$6.21

As of December 31, 2010, the Company had issued 309,950 profit interests to one employee. Profit interests act in the same manner as a Unit (described above) in that they provide the holder with an ownership stake in the Company. The profit interests were granted on December 1, 2008. They have no exercise price and vest over a period of four years. The Company recorded no expense for these profit interests prior to 2010 due to a decline in the valuation of the Company from the date of grant through to December 31, 2009. As of December 31, 2010, the Company recorded $903,567 in compensation expense and a liability due to the increased value of the units during 2010.

NOTE 7 – INCOME TAXES

The primary difference between income recognized for financial statement purposes and income tax purposes relates to depreciation and amortization. In addition, differences between the financial statement income (loss) and taxable income (loss) allocated from the LLC to the Corporation creates a temporary difference at the Corporation level.

NOTE 7 – INCOME TAXES (continued)

The provision for income taxes, included in the statements of income, is summarized as follows:

	Corporation	LLC	Total Combined
Current expense (benefit)
Federal	$(1,064,181)	$-	$(1,064,181)
State	78,066	130,333	208,399
Total current expense (benefit)	(986,115)	130,333	(855,782)
Deferred expense (benefit)
Federal	(2,188,889)	-	(2,188,889)
State	(2,046,826)	-	(2,046,826)
Total deferred expense (benefit)	(4,235,715)	-	(4,235,715)
Total provision for (benefit from) income taxes	$(5,221,830)	$130,333	$(5,091,497)

The current federal tax benefit of $1,064,181 for the Corporation is related to a carryback claim based on the current year net operating loss for the 2008 and 2009 tax years. Such carryback provisions are generally not available for the states that the Corporation previously filed income tax returns. Although the LLC is generally not subject to income taxes, it is subject to a variety of state franchise, capital, minimum, or limited liability company taxes. The LLC records these state taxes as part of current state tax provisions.

The deferred tax benefit of $4,235,715 for the Corporation is related primarily to the changes in its investment basis in the LLC for financial statement and income tax purposes. During 2010, a significantly smaller amount of pass-through tax loss from the LLC was allocated to the Corporation than for financial statement purposes.

The difference between the expected tax rate of 35 percent and the actual tax rate at the Corporation level primarily relates to state income taxes.

NOTE 7 – INCOME TAXES (continued)

The deferred tax assets and liabilities at December 31, 2010 consist of the following and relate only to the Corporation.

Deferred tax assets:
Net operating loss carry-forwards	$340,986
Tax credit	54,073
395,059
Valuation allowance for deferred tax assets	-
Total deferred tax assets	395,059

Deferred tax liabilities:
Investment in the LLC	(10,422,128)
Total deferred tax liabilities	(10,422,128)

Net deferred tax liabilities	$(10,027,069)

The net operating loss carry-forwards expire beginning in 2015 through 2030. Due to its excess of deferred tax liabilities over deferred tax assets, the Company believes that it is more-likely-than-not a reversal of the temporary difference will provide sufficient taxable income to realize the deferred tax assets. As such, no valuation allowance is necessary for realization of the deferred tax assets.

The Company recorded no material uncertain tax benefits and does not expect that the amount of unrecognized tax benefits will change significantly within the next 12 months. The Corporation is currently under IRS examination for the 2008 and 2009 tax years and the Company is not aware of any significant adjustments. The 2007-2010 and 2006-2010 tax years remain open for federal and state purposes, respectively.

NOTE 8 – CONCENTRATIONS

The Company maintains cash balances at a local financial institution. The account balances at this financial institution exceeded FDIC limits as of December 31, 2010. The Company has not experienced any losses in such accounts, and therefore believes it is not exposed to any significant credit risk on cash and cash equivalents.

Approximately 44% of the Company's sales were made to one customer during the fiscal year ended December 31, 2010. The Company had no accounts receivable from this customer at December 31, 2010.

NOTE 9 – LEASE COMMITMENTS AND CONTINGENCIES

The Company leases office space under operating leases. The leases expire at various times through December 2011. The Company also rents various other equipment under month-to-month leases. Total rent expense for the year ended December 31, 2010 was $163,057.

Minimum annual rentals subsequent to December 31, 2010:

       2011                                                                        $ 96,552

Legal Contingencies

The Company is a party to various legal proceedings arising in the ordinary course of its business. Although no assurance can be given, the Company does not currently expect any of these proceedings to have a material adverse effect on the Company’s business, financial condition or results of operations.

NOTE 10 – BENEFIT PLAN

The Company maintains a 401(k) Retirement Plan for the employee group. To qualify for participation, an employee must be 21 years old and have been employed for twelve months. There is a safe harbor company match of 100% of the elective employee deferral that does not exceed 3% of compensation plus 50% of the elective deferral that exceeds 3% of compensation but does not exceed 5% of compensation. Company contributions for the year ended December 31, 2010 were $29,334.

NOTE 11 – RELATED PARTY

As of December 31, 2010, the Company had amounts due under notes from its parent totaling $1,000,000. The notes are unsecured, are non-interest-bearing, and no amount is expected to be paid within the next year. In addition, the Company paid management fees of $200,000 to primary investor.